Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 14th day of January 2009, by and among Core Corporate Consulting Group, Inc., a Delaware corporation (“Buyer”) and WoodCliff Healthcare Investment Partners, LLC, a Delaware limited liability company (the “Seller”). The Buyer and the Seller are hereinafter sometimes referred to collectively as the “Parties” or singly as a “Party.”

WHEREAS, the Seller owns 14,400 shares of Class A Series Preferred Stock, par value, $50.00 per share (the “Preferred Stock”), and 1,739,130 shares of Common Stock, par value, $0.01 per share (the “Common Stock”), of Comprehensive Care Corporation, a Delaware corporation (“CompCare”); and

WHEREAS, the Seller wishes to sell the Shares to the Buyer, and the Buyer wishes to purchase the Shares from the Seller, upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the definitions set forth below:

“Agreement” means this Stock Purchase Agreement and all amendments hereto.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are permitted or required to be closed in New York, New York.

“Buyer” has the meaning set forth in the preface above.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Common Stock” has the meaning set forth in the preface above.

“CompCare” has the meaning set forth in the preface above.

“Deposit” measn the $100,000 deposit made by Buyer in partial satisfaction of the Purchase Price and held by Seller’s attorney in escrow.

“Governmental Entity” means any government or subdivision thereof, whether domestic or foreign, or any administrative, governmental or regulatory authority, agency, department, division, commission, court, tribunal or body, whether domestic, foreign or multinational.

“Incumbent Directors” means Steven R. Peskin, Michel A. Sucher, and  Michael Yuhas.

“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.
“Party” has the meaning set forth in the preface above.

“Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity.

“Preferred Stock” has the meaning set forth in the preface above.

“Purchase Price” means $1,500,000 which consists of the Deposit plus $1,400,000 to be delivered at Closing.

“SEC” means the Securities and Exchange Commission

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Seller” has the meaning set forth in the preface above.

“Shares” means the Preferred Stock and the Common Stock.

1.2 Use of Words and Phrases. “Herein,” “hereby,” “hereunder,” “hereof,” “hereinabove,” “hereinafter” and other equivalent words refer to this Agreement as a whole and not solely to the particular Section of this Agreement in which any such word is used. The definitions set forth in Section 1.1 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders. All references to dollars in this Agreement shall mean U.S. dollars.

ARTICLE II
PURCHASE AND SALE

2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, the Shares.

2.2 Purchase Price; Allocation of Purchase Price. The aggregate purchase price for the Shares shall be $1,500,000 in cash (the “Purchase Price”).  The Purchase Price shall be allocated as follows: (i) $1,100,000 as to the Preferred Stock and (ii) $400,000 as to the Common Stock.  At closing the Deposit shall be applied towards payment of the Purchase Price.

2.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of CompCare, commencing at 11:00 a.m. EST on January 14, 2009 or within one (1) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other place and date as the Parties may mutually determine (the “Closing Date”).

2.1 Actions Prior to or at Closing. At the Closing,

(a) the Seller will deliver to the Buyer

(i) stock certificates evidencing the Shares duly endorsed in blank, or an affidavit of lost stock certificates, accompanied by

(ii) stock powers duly executed in blank;

(iii) a receipt for the Purchase Price;

(iv) a copy of the resolution of the Seller authorizing this Agreement and the transactions contemplated hereby; and

(v) a copy of the resolutions of Hythiam, Inc., as the managing member and sole equity holder of the Seller, authorizing this Agreement and the transaction contemplated hereby.

(b) the Buyer will deliver to the Seller

(i) the Purchase Price minus the Deposit, by wire transfer in immediately available funds as directed by the Seller.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller represents and warrants to the Buyer that the statements contained in this Article III are correct and complete as of the Agreement Date and will be correct and complete as of the Closing Date.

3.1 Capacity of Seller. The Seller is a limited liability company duly formed and validly existing under the laws of the State of Delaware. The Seller has full limited liability company power and authority to conduct its business as it is presently conducted, to enter into this Agreement, to carry out the Seller’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, and assuming due execution and delivery by the Buyer, this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally or by general principles of equity.

3.2 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any Law to the Seller is subject. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any provision of the articles of incorporation or bylaws (or similar governing documents) of the Seller. The Seller is not a party to any agreement, arrangement or understanding restricting or otherwise relating to the transfer or voting of said Shares.The Seller is not required to give notice to, file with or obtain authorization, consent or approval of any Governmental Entity or any other third party in order for the Seller to perform its obligations under this Agreement.

3.3 Title to Shares. The Shares being sold hereunder are all of the Shares owned by the Seller and the Seller has good and valid title, free and clear of all liens and encumbrances and claims whatsoever to said Shares, and the Seller has full lawful right, power, capacity, and authority to sell, assign, transfer and deliver these Shares to the Buyer pursuant to the terms of this Agreement, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby, and upon acquisition of said Shares by the Buyer pursuant to the terms of this Agreement, the Buyer shall acquire good and valid title to such Shares, free and clear of all liens, encumbrances and claims whatsoever.

3.4 Litigation. There is no suit, action, claim, investigation or proceeding pending, or, to the knowledge of Seller, threatened, against the Seller, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against the Seller which prevent or affect the consummation of the transactions contemplated by this Agreement.

3.5 Brokers’ Fees. The Seller has no any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIESOF BUYER

The Buyer represents and warrants to the Seller that the statements contained in this Article IV are correct and complete as of the Agreement Date and will be correct and complete as of the Closing Date.

4.1. Organization, Qualification, and Corporate Power. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

4.2. Authorization of Transaction. The execution, delivery and performance of this Agreement by the Buyer has been duly authorized and approved by the Buyer’s board of directors. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Assuming due execution and delivery by the Seller, this Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

4.3. Investment. The Shares are being acquired by the Buyer in a private transaction for its own account and not with a view to, or for offer or resale in connection with, any distribution within the meaning of Section 2(11) of the Securities Act. The Buyer hereby acknowledges that the Shares are unregistered and must be held indefinitely unless they are subsequently egistered under the Securities Act or an exemption from such registration is available. The Buyer acknowledges and agrees that it will not make any disposition of the Shares which will or may involve any of the Companies or the Seller in a violation of the Securities Act, the Securities Exchange Act or of any state securities laws.  The Buyer is an Accredited Investor as such term is defined in Rule 501 promulgated under the Securities Act, is able to hold the Shares indefinitely and bear the loss of the entire Purchase Price and the entire value of the Shares.

4.4. Risks of Investment.  The Buyer is a sophisticated investor with knowledge and experience in business and financial matters, has reviewed the public reports filed by CompCare with the SEC under the Securities Exchange Act, including the going-concern disclosures, forward-looking statements and risk factors contained therein, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks in holding the Shares.  Seller has made no representations or warranties to Buyer regarding the business, financial condition or prospects of CompCare, and the Buyer has not relied on any representations or warranties with respect to the value of the Shares or the current or further business, condition or prospects of CompCare.

4.5. Brokers’ Fee. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transaction contemplated by this Agreement.

ARTICLE V
COVENANTS; ADDITIONAL AGREEMENTS

5.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VI).

5.2 Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of Governmental Entities or other third parties which may be required to consummate the transactions contemplated by this Agreement.

5.3 Exclusivity. Until the earlier of January 16, 2009 or the termination of this Agreement, the Seller will not initiate the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the Shares.

5.4 Resignation of Incumbent Directors. At Closing, Buyer shall have received the resignation of the Incumbent Directors as directors of CompCare or from any other offices the Incumebt Directors hold with respect to CompCare, effective as of the Closing.

5.5 Further Assurances. Following the Closing, each Party agrees to cooperate fully with the other Party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other Party at that other Party's cost to give effect to the transactions described herein and contemplated hereby.

ARTICLE VI
CONDITIONS TO OBLIGATION TO CLOSE

6.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:

(a) the representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects at and as of the Closing;

(b) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c) there shall not be any judgment, order, decree, stipulation, injunction or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(d) no litigation shall be pending (i) challenging or seeking to delay the consummation of any of the transactions contemplated by this Agreement, or (ii) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement;

(e) the Buyer shall have received the resignations, effective as of the Closing Date, or evidence of removal as of the Closing, of the Incumbent Directors as directors of CompCare and each subsidary thereof, and from any other offices the Incumbent Directors hold with respect to CompCare or any subsidary thereof;

(f) the Buyer shall have received the documents set forth in Section 2.4 required to be delivered by the Seller; and

(g) all actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6.1 by a writing so stating delivered to the Seller at or prior to the Closing.

6.2 Conditions to Obligation of Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) the representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date;

(b) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c) there shall not be any judgment, order, decree, stipulation, injunction or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(d) the Buyer shall have delivered to the Seller the Purchase Price;

(e) all actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonable satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6.2 by a writing so stating delivered to the Buyer at or prior to the Closing.

6.3 Deemed Waiver. If either Party is not obligated to consummate the Closing pursuant to this Agreement, but nevertheless elects to consummate the Closing, and the other Party is obligated to consummate the Closing, the Parties shall proceed with the consummation of the Closing as if all Parties were obligated to do so, and the Party who is not obligated to proceed but elects to do so shall be deemed to have specifically waived in writing, as provided in Section 6.1 and Section 6.2, as the case may be, the fulfillment of the condition or conditions, the nonfulfillment of which excused the obligation of said Party to perform pursuant to this Agreement as contemplated by Section 6.1 and Section 6.2, as the case may be.

ARTICLE VII
TERMINATION

7.1           Termination of Agreement. The Parties may terminate this Agreement as provided below:

(a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

(b) the Buyer (if the Buyer is not then in breach of this Agreement) may terminate this Agreement by giving written notice to the Seller at any time prior to Closing in the event the representations and warranties of the Seller set forth in this Agreement shall not be true and correct in all material respects;

(c) the Seller (if the Seller is not then in breach of this Agreement) may terminate this Agreement by giving written notice to the Seller at any time prior to Closing in the event the representations and warranties of the Buyer set forth in this Agreement;

(d) Either of the Parties may terminate this Agreement if any court or Governmental Entity has issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

7.2           Effect of Termination.

(a) Except as hereinafter provided in this Section 7.2, if the Parties terminates this Agreement pursuant to Section 7.1(a), all rights and obligations of the Parties hereunder shall terminate without any liability of either Party.

(b) In the event the Buyer terminates this Agreement pursuant to Section 7.1(b), the Buyer shall be entitled to pursue all legal and equitable remedies against the Seller for such breach or failure to perform, including, but not limited to, specific performance.

(c) In the event the Seller terminates this Agreement pursuant to Section 7.1(c), the Seller shall be entitled to pursue all legal and equitable remedies against the Buyer for such breach or failure to perform, including, but not limited to, specific performance.

(d) All costs, fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the nonbreaching Party in connection with enforcing its rights hereunder with respect to a breach shall be paid by the breaching Party.

ARTICLE VIII
SURVIVAL; INDEMNIFICATION

8.1 Survival. The Parties agree that the representations and warranties contained in this Agreement shall survive the Closing

8.2 Indemnification of the Buyer. From and after the Closing:

The Seller agrees to indemnify the Buyer and hold it harmless against and in respect of any and all damages, losses, expenses, costs, obligations and liabilities, including reasonable attorneys’ fees (collectively, “Losses”), incurred by the Buyer that arise or result from (as determined in each case by an order of a court of competent jurisdiction or by written agreement of the Seller and the Buyer) any breach of any of the representations or warranties contained in this Agreement or contained in any document delivered at the Closing by the Seller pursuant to this Agreement.

8.3 Indemnification of the Seller. From and after the Closing, the Buyer agrees to indemnify the Seller and hold the Seller harmless against and in respect of any and all Losses which arise or result from any breach of any of the representations or warranties of the Buyer contained in this Agreement or in any document delivered pursuant to this Agreement.

ARTICLE IX
MISCELLANEOUS

9.1 Press Releases and Public Announcements. Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

9.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

9.3 Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party.

9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For purposes hereof, facsimile copies hereof and facsimile signatures hereof shall be authorized and deemed effective.

9.6 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given upon receipt if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:

Woodcliff Healthcare Investment Partners, LLC
c/o Hythiam, Inc., its Managing Member
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025
Attn: Rick Anderson, President & COO
Fax:  (310) 444-5300
Email:  randerson@hythiam.com

If to Buyer:

Core Corporate Consulting Group, Inc.
8401 Colesville Road
Suite 640
Silver Spring, Maryland 20910
Attn: Clark Marcus
Fax:
Email: clark@cccg.biz

Either Party may also send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word “including” shall mean including without limitation.

9.12                 Fees and Expenses. Except as otherwise provided herein, the reasonable costs, fees and expenses incurred in connection with the negotiation, drafting and execution of this Agreement and the consummation of the transactions contemplated hereby (including the reasonable fees and expenses of counsel, accountants and appraisers) shall be paid by the Party incurring such fees or expenses.

            IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

Core Corporate Consulting Group, Inc.

By:	/s/ Clark A. Marcus
Name:	Clark A. Marcus
Its:	President

Woodcliff Healthcare Investment Partners, LLC

By:	Hythiam, Inc.
Its:	Managing Member

By:	/s/ Terren S. Peizer
Name:	Terren S. Peizer
Its:	Chairman & CEO